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                                                                     EXHIBIT 5.1





                                October 3, 2000



FindWhat.com
121 West 27th Street, Suite 903
New York, New York 10001

Ladies and Gentlemen:

      With respect to the Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission by FindWhat.com, a Nevada corporation (the "Company") under the Securities Act of 1933, as amended, relating to the sale of up to 2,382,648 shares (the "Registered Shares") of Common Stock of the Company, $.001 par value (the "Common Stock"), by the selling stockholders named in the Registration Statement, including: (i) up to 1,249,559 shares of Common Stock held by or issuable to certain selling stockholders; and (ii) up to 1,133,089 shares of Common Stock of the Company issuable to selling stockholders upon exercise of warrants and non-plan options, we advise you as follows:

      We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Articles of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Registered Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion. Based upon the foregoing and in reliance thereon, we are of the opinion that the 1,249,559 shares of Common Stock held by certain selling stockholders are, and the 1,133,089 shares of Common Stock issuable upon exercise of warrants and non-plan options when issued upon exercise in accordance with the terms of the warrants or non-plan options will be, duly and validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Experts" in the prospectus included in the Registration Statement


                                       Very truly yours,

                                       /s/ Porter, Wright, Morris & Arthur LLP

                                        Porter, Wright, Morris & Arthur LLP